EXHIBIT 32.2

Written Statement of the Chief Financial Officer

I, Jay M. Gratz, as Executive Vice President and Chief Financial Officer of Ryerson Inc. (the “Company”), state and certify that this Quarterly Report on Form 10-Q for the period ended March 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Quarterly Report on Form 10-Q for the period ended March 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jay M. Gratz
Jay M. Gratz Executive Vice President & Chief Financial Officer (Principal Financial Officer)

May 2, 2007

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